Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

New York, NY, February 26, 2016 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Financial Summary

•	Net loss allocable to common stock and participating securities of $4.6 million, or $(0.15) per basic and diluted share of common stock;

•	Operating earnings(1) of $14.3 million, or $0.45 per share of common stock;

•	Declared a $0.48 dividend per share of common stock for the quarter.

Full Year 2015 Financial Summary

•	Net loss allocable to common stock and participating securities of $25.4 million, or $(0.81) per basic and diluted share of common stock;

•	Operating earnings(1) of $66.0 million, or $2.06 per share of common stock;

•	Declared aggregate dividends of $1.92 per share of common stock for 2015.

Fourth Quarter 2015 Portfolio Summary

•	Book value per share of common stock of $16.40 at December 31, 2015;

•	$3.1 billion residential mortgage backed securities (“RMBS”) portfolio consisted of Agency RMBS with an estimated fair value of $1.9 billion and non-Agency RMBS with an estimated fair value of $1.2 billion;

•	RMBS, securitized mortgage loans and other credit investment portfolio had a 2.70% effective net interest rate spread for the three months ended December 31, 2015(1);

•	Average leverage multiple of 4.1x for the quarter ended December 31, 2015;

•	$10.2 million of advances outstanding on warehouse line receivable, $26.5 million of legal title to real estate subject to bond-for-title contracts (“BFT Contracts”) and $8.5 million of mortgage loans outstanding associated with the Seller Financing Program(2) at December 31, 2015.

(1)	Reflects a “non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles). See “Reconciliations of Non-GAAP Financial Measures” in this press release.
(2)	The “Seller Financing Program” refers to the initiative whereby the Company provides funding through a warehouse line to a third-party to finance the acquisition and improvement of single-family homes. Once the homes are improved, they are marketed for sale, with the seller providing financing to the buyer in the form of a mortgage loan or a BFT Contract. The mortgage loans and BFT Contracts may be purchased by the Company or by an unrelated third party from the counterparty, at which time the associated balance on the warehouse line is repaid.

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s RMBS, other investment securities and securitized mortgage loans as of December 31, 2015:

	Principal Balance	Premium/ (Discount), Net(1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/ (Loss), net	Weighted Average Coupon	Estimated Weighted Average Yield (3)
($ amounts in thousands)
Agency pass-through RMBS 30-Year Mortgages:
ARM-RMBS	$272,533	$19,247	$291,780	$289,057	$(2,723)	2.51%	1.47%
3.5% coupon	511,184	24,295	535,479	527,657	(7,822)	3.50%	2.76%
4.0% coupon	925,929	61,523	987,452	983,536	(3,916)	4.00%	2.84%

	1,709,646	105,065	1,814,711	1,800,250	(14,461)	3.61%	2.59%

Agency IO (4)	—	—	57,778	57,354	(424)	2.33%	7.68%

Agency Inverse IO(4)	—	—	6,864	6,752	(112)	6.62%	14.13%

Total Agency securities	1,709,646	105,065	1,879,353	1,864,356	(14,997)	4.53%	2.79%

Non-Agency RMBS	1,395,873	(229,075)	1,166,798	1,197,226	30,428	1.67%	6.05%

Total RMBS	$3,105,519	$(124,010)	$3,046,151	$3,061,582	$15,431	3.24%	4.04%

Securitized Mortgage Loans	$210,998	$(50,268)	$160,730	$167,624	$6,894	5.91%	8.74%

Other Investment Securities(4)	$180,089	$(10,682)	$172,325	$166,190	$(6,135)	2.63%	5.64%

Total	$3,496,606	$(184,960)	$3,379,206	$3,395,396	$16,190	3.37%	4.35%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At December 31, 2015, the Company’s non-Agency RMBS had gross discounts of $229,206, which included credit discounts and other-than-temporary impairments (“OTTI”) of $81,216, and Other Investment Securities had gross discounts of $11,005, which included credit discounts and OTTI of $1,523.
(2)	Amortized cost is reduced by allowances for loan losses on securitized mortgage loans and OTTI on investment securities.
(3)	The estimated weighted average yield at December 31, 2015 presented incorporates estimates for future prepayment assumptions and forward interest rate assumptions on all RMBS and loss assumptions on non-Agency RMBS; actual future results may differ significantly.
(4)	Agency IO, Agency Inverse IO and SBA-IO are interest only (“IO”) and inverse IO securities that receive interest payments, but no principal payments, made on a related series of assets, based on a notional balance. At December 31, 2015, the Company’s investments in Agency IO had a notional balance of $564,931, Agency Inverse IO had a notional balance of $38,529 and SBA-IO had a notional balance of $27,646.

As of December 31, 2015, the average cost basis of the Company’s Agency RMBS pass-through portfolio was 106.1% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 83.6% of par value.

The Agency RMBS pass-through portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) for the quarter ended December 31, 2015 of 8.0%. Including Agency IOs and Agency Inverse IOs, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 8.6% for the quarter ended December 31, 2015.

Other Investments (Table 2)

The following table sets forth the Company’s other investments at December 31, 2015:

($ amounts in thousands)	Carrying Value
Warehouse line receivable	$10,239
Real estate subject to BFT Contracts, net of accumulated depreciation(1)(2)	26,525
Mortgage loans purchased through Seller Financing Program	8,469

Total Other Investments	$45,233

(1)	Reflects legal title to real estate subject to BFT Contracts at December 31, 2015, which had an aggregate principal balance of $27,140 with a weighted average contractual interest rate of 8.20%.
(2)	Net of $545 of accumulated depreciation.

Portfolio Financing

At December 31, 2015, the Company had master repurchase agreements with 25 counterparties and had outstanding repurchase borrowings with 18 counterparties totaling approximately $2.9 billion.

(Table 3)

The following table sets forth information about the Company’s borrowings at December 31, 2015:

($ amount in thousands)	Balance	Weighted Average Contractual Borrowing Rate	Weighted Average Remaining Maturity (days)
Securities Financed:
Agency RMBS	$1,719,479	0.49%	15
Non-Agency RMBS(1)	1,052,231	1.94	101
Other investment securities	126,637	1.91	116

Total	$2,898,347	1.08%	51

(1)	Includes $90,281 of repurchase borrowings collateralized by $125,125 of non-Agency RMBS that were eliminated from the Company’s consolidated balance sheet in consolidation with the variable interest entities associated with the Company’s securitization transactions. These borrowings are indirectly collateralized by the Company’s securitized mortgage loans.

(Table 4)

The Company’s derivative instruments consisted of the following at December 31, 2015:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$693,000	$3,103
Swaptions – assets	875,000	1,244
Swaps – (liabilities)	994,000	(10,237)
Swaptions – (liabilities)(1)	300,000	(3,381)
Long TBA Contracts – assets	100,000	(195)

Total derivative instruments	$2,962,000	$(9,466)

(1)	Are comprised of Swaption sale contracts.

(Table 5)

The following table summarizes the weighted average fixed-pay rate and weighted average maturity for the Company’s Swaps at December 31, 2015:

Term to Maturity ($ amount in thousands)	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Maturity (years)
Less than one year	$110,000	1.38%	0.8
More than one year up to and including three years	999,000	1.02	1.6
More than three years up to and including five years	64,000	2.28	4.5
More than five years	514,000	2.11	7.2

Total	$1,687,000	1.43%	3.4

(Table 6)

The following tables present information about the Company’s Swaptions at December 31, 2015:

($ amounts in thousands)	Option			Underlying Swap
	Premium Cost	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Weighted Average Swap Term (Years)	Weighted Average Fixed-Pay Rate
Purchase Contracts:
Fixed-Pay Rate for Underlying Swap
2.34 – 2.50%	$854	$—	0.6	$100,000	5.0	2.34%
2.51 – 2.75%	552	87	6.9	75,000	5.0	2.72
2.76 – 3.00%	5,820	278	2.7	400,000	10.0	2.94
3.01 – 3.25%	4,019	879	7.4	300,000	10.0	3.15

Total	$11,245	$1,244	4.5	$875,000	9.0	2.92%

($ amounts in thousands)	Option			Underlying Swap
	Premium (Received)	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Weighted Average Swap Term (Years)	Weighted Average Fixed-Pay Rate
Sale Contracts:
Fixed-Pay Rate for Underlying Swap
1.72%	$(500)	$(507)	6.9	$75,000	5.0	1.72%
1.99%	(640)	(539)	8.7	50,000	10.0	1.99
2.03%	(1,200)	(1,314)	10.5	100,000	10.0	2.03
2.14%	(953)	(1,021)	6.9	75,000	10.0	2.14

Total	$(3,293)	$(3,381)	8.4	$300,000	8.8	1.97%

Estimated Taxable Income

The Company’s taxable income may vary significantly on a quarterly basis. Estimated ordinary taxable income available to common stockholders, net of the preferred stock dividend, for the quarter ended December 31, 2015 was $0.25 per share of common stock. In addition, the Company realized estimated net gains on sale for tax purposes of $0.33 per share of common stock. This difference between the Company’s Operating Earnings and taxable ordinary income primarily reflects estimated tax to GAAP timing differences associated with discount accretion on certain non-Agency RMBS. The difference primarily is attributable to changes in cash flows on the Company’s locked-out non-Agency RMBS, which impacts the timing of market discount accretion by the Company for tax purposes on such securities. Certain locked-out bonds may move from being locked-out to current pay, and vice-versa, depending on the performance of the underlying collateral and the associated triggers specified in the securitization structure.

Book Value

The Company’s book value per share of common stock at December 31, 2015 was $16.40 as compared to book value per share of common stock of $17.08 at September 30, 2015. During the fourth quarter of 2015, the decrease in unrealized gains in our non-Agency RMBS portfolio reflected items that were re-characterized to either realized gains or interest income. Specifically, with respect to our non-Agency RMBS, our unrealized gains decreased by $18.3 million, however, we realized gains of $6.3 million on sales and accreted $12.2 million of purchase discounts into interest income.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $170.1 billion of assets under management at December 31, 2015. Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe”, “expect”, “anticipate”, “estimate”, “plan”, “continue”, “intend”, “should”, “may”, or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company’s industry, interest rates, real estate values, the debt securities markets, the U.S. housing market or the general economy or the demand for residential mortgage loans; the Company’s business and investment strategy; the Company’s operating results and potential asset performance; availability of opportunities to acquire Agency RMBS, non-Agency RMBS, residential mortgage loans and other residential mortgage assets or other real estate related assets; changes in the prepayment rates on the mortgage loans securing the Company’s RMBS management’s assumptions regarding default rates on the mortgage loans securing the Company’s non-Agency RMBS; the Company’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; the Company’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on non-Agency RMBS, realized losses and changes in the composition of the Company’s Agency RMBS and non-Agency RMBS portfolios that may occur during the applicable tax period, including gain or loss on any RMBS disposals; expected leverage; general volatility of the securities markets in which the Company participates; the Company’s expected portfolio and scope of the Company’s target assets; the Company’s expected investment and underwriting process; interest rate mismatches between the Company’s target assets and any borrowings used to fund such assets; changes in interest rates and the market value of the Company’s target assets; rates of default or decreased recovery rates on the Company’s assets; the degree to which the Company’s hedging strategies may or may not protect the Company from interest rate volatility and the effects of hedging instruments on the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters affecting the Company’s business; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of the Company’s board of directors and will depend on, among other things, the Company’s taxable income, the Company’s financial results and overall financial condition and liquidity; maintenance of the Company’s qualification as a real estate investment trust for U.S. Federal income tax purposes and such other factors as the Company’s board of directors deems relevant; the Company’s ability to maintain its exclusion from registration as an investment company under the Investment Company Act of 1940, as amended; availability of qualified personnel through ARM Manager, LLC; and the Company’s understanding of its competition. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries Consolidated Balance Sheets

(in thousands – except share and per share data)

	December 31, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$120,144	$114,443
Restricted cash	83,693	69,006
RMBS, at fair value ($2,981,316 and $3,583,853 pledged as collateral, respectively)	3,061,582	3,755,632
Securitized mortgage loans transferred to consolidated variable interest entities, at fair value	167,624	104,438
Other investment securities, at fair value ($163,263 and $34,228 pledged as collateral, respectively)	166,190	34,228
Other investments	45,233	40,561
Mortgage loans, at fair value ($0 and $13,602 pledged as collateral, respectively)	—	14,120
Investment related receivable ($0 and $168,705 pledged as collateral, respectively)	2,692	191,455
Interest receivable	9,849	10,455
Derivative instruments, at fair value	4,347	11,642
Other assets	1,671	2,073

Total Assets	$3,663,025	$4,348,053

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$2,898,347	$3,402,327
Non-recourse securitized debt, at fair value	18,951	34,176
Investment related payable	—	76,105
Obligation to return cash held as collateral	280	2,546
Accrued interest payable	9,138	13,026
Derivative instruments, at fair value	13,813	8,949
Payable to related party	6,373	4,968
Dividends and dividend equivalents payable	19,170	18,305
Accounts payable, accrued expenses and other liabilities	2,090	1,699

Total Liabilities	2,968,162	3,562,101

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 31,853,025 and 32,088,045 shares issued and outstanding, respectively	319	321
Additional paid-in-capital	789,465	793,274
Accumulated deficit	(94,990)	(7,712)

Total Stockholders’ Equity	694,863	785,952

Total Liabilities and Stockholders’ Equity	$3,663,025	$4,348,053

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (in thousands – except per share data) (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Interest Income:
RMBS	$31,485	$36,436	$137,238	$144,529
Securitized mortgage loans and mortgage loans	3,639	1,856	13,444	7,900
Other	3,049	1,022	9,418	1,748

Total Interest Income	38,173	39,314	160,100	154,177

Interest Expense:
Repurchase agreements	(7,803)	(7,532)	(30,984)	(28,746)
Securitized debt	(282)	(368)	(1,374)	(1,640)

Total Interest Expense	(8,085)	(7,900)	(32,358)	(30,386)

Net Interest Income	30,088	31,414	127,742	123,791

Other Income/(Loss), net:
Realized gain/(loss) on sale of RMBS, net	9,658	7,480	16,998	(8,821)
Realized gain on sale of other investment securities, net	—	—	102	—
Other-than-temporary impairments recognized	(2,229)	(5,934)	(12,089)	(14,891)
Unrealized gain/(loss) on RMBS, net	(37,702)	10,469	(64,027)	102,942
Unrealized gain/(loss) on securitized debt	(155)	163	1,031	(124)
Unrealized gain/(loss) on securitized mortgage loans, net	(1,848)	726	(1,958)	4,813
Unrealized (loss) on mortgage loans	—	(9)	—	(9)
Unrealized gain/(loss) on other investment securities	(793)	(280)	(6,376)	(96)
Gain/(loss) on derivative instruments, net (includes $19,032, ($18,628), ($5,015) and ($39,379) of unrealized gains/(losses), respectively)	8,792	(25,005)	(46,411)	(88,527)
Other, net	(80)	74	(123)	82

Other Income/(Loss), net	(24,357)	(12,316)	(112,853)	(4,631)

Operating Expenses:
General and administrative (includes ($222), ($254), ($1,189) and ($1,265) of non-cash stock based compensation, respectively)	(4,205)	(2,964)	(15,415)	(11,905)
Management fee – related party	(2,720)	(2,840)	(11,069)	(11,200)

Total Operating Expenses	(6,925)	(5,804)	(26,484)	(23,105)

Net Income/(Loss)	$(1,194)	$13,294	$(11,595)	$96,055

Preferred Stock Dividends Declared	(3,450)	(3,450)	(13,800)	(13,800)

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$(4,644)	$9,844	$(25,395)	$82,255

Earnings/(Loss) per Share of Common Stock – Basic and Diluted	$(0.15)	$0.30	$(0.81)	$2.55

Dividends Declared per Share of Common Stock	$0.48	$0.45	$1.92	$1.71

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per share of common stock,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per share of common stock presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one-time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Manager to assess the Company’s business results.

While the Company has not elected hedge accounting under GAAP for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. To present how the Company views its Swaps, the Company provides the “effective cost of funds” which is comprised of GAAP interest expense plus the interest expense component for Swaps. The interest expense component of the Company’s Swaps reflects the net interest payments made or accrued on its Swaps. The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management.

The Company believes that the non-GAAP measures presented provide investors and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believes it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and twelve month periods ended December 31, 2015 and the three and twelve month periods ended December 31, 2014, are presented in the tables below.

(Table 7)

The following tables reconcile net income allocable to common stockholders with operating earnings for the three and twelve months ended December 31, 2015 and December 31, 2014, respectively:

	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014
($ amounts in thousands except share and per share data)	Per Share		Per Share
Net income/(loss) allocable to common stockholders	$(4,793)	$(0.15)	$9,689	$0.30
Adjustments:
Realized (gain) on sale of RMBS, net	(9,658)	(0.30)	(7,480)	(0.23)
Unrealized (gain)/loss on RMBS, net	37,702	1.18	(10,468)	(0.33)
OTTI recognized	2,229	0.07	4,444	0.14
Unrealized (gain)/loss on derivative instruments, net	(19,030)	(0.60)	18,627	0.58
Other unrealized (gain)/loss, net	2,796	0.08	889	0.03
Non-cash stock-based compensation expense	222	0.01	254	0.01
Realized loss on Swap and Swaption terminations, net	3,741	0.12	1,885	0.06
Realized loss on TBA Contracts	1,853	0.06	(622)	(0.02)
Tax amortization of (loss) on Swaption terminations and expirations, net	(770)	(0.02)	(360)	(0.01)

Total adjustments to arrive at operating earnings	19,085	0.60	7,169	0.23

Operating earnings	$14,292	$0.45	$16,858	$0.53

Weighted average shares of common stock	31,776		32,040

(Table 8)

	Twelve Months Ended December 31, 2015		Twelve Months Ended December 31, 2014
($ amounts in thousands except share and per share data)	Per Share		Per Share
Net income allocable to common stockholders	$(26,008)	$(0.81)	$81,690	$2.55
Adjustments:
Realized (gain)/loss on sale of RMBS, net	(16,998)	(0.53)	8,821	0.28
Unrealized (gain)/loss on RMBS, net	64,027	2.00	(102,942)	(3.21)
OTTI recognized	12,089	0.38	14,891	0.47
Unrealized (gain)/loss on derivative instruments, net	5,015	0.15	39,379	1.23
Other unrealized (gain)/loss, net	7,201	0.22	(4,584)	(0.15)
Non-cash stock-based compensation expense	1,189	0.04	1,265	0.04
Realized loss on Swap and Swaption terminations, net	15,636	0.49	22,502	0.70
Realized loss on TBA Contracts	6,356	0.20	6,534	0.20
Tax amortization of (loss) on Swaption terminations and expirations, net	(2,549)	(0.08)	(702)	(0.02)

Total adjustments to arrive at operating earnings	91,966	$2.87	(14,836)	(0.46)

Operating earnings	$65,958	$2.06	$66,854	$2.09

Weighted average shares of common stock	31,954		32,028

(Table 9)

The following table details Effective Net Interest Spread for the three months ended December 31, 2015:

	Agency RMBS	Non-Agency RMBS and Other Credit Investments	Securitized Mortgage Loans	Weighted Average
Asset Yield	2.95%	5.98%	8.86%	4.44%
Interest Expense	0.48%	1.91%	3.16%	1.11%
Cost of Swaps	1.04%	—%	0.45%	0.64%

Effective Net Interest Spread	1.43%	4.07%	5.25%	2.70%